EXHIBIT 99.1

Motricity Reports Fourth Quarter and Fiscal Year 2011 Results

BELLEVUE, Wash., March 1, 2012 (GLOBE NEWSWIRE) -- Motricity (Nasdaq:MOTR), a leading provider of mobile Internet services, today announced financial results for the fourth quarter and full year ended December 31, 2011.

Management Commentary:

"While change at Motricity is still underway, the fourth quarter marked a period of very meaningful execution against the priorities we set forth last quarter. Motricity exited the majority of its international businesses, significantly streamlined its operations, lowered expenses and continued to strengthen its balance sheet, while also adding resources in strategic areas of the business, including new leadership for our mobile marketing and advertising business," said Jim Smith, interim chief executive officer. "We are very pleased with the progress of the transformation thus far. With a business that has been right-sized to align with its revenue base, we are poised to execute on the growing opportunities in mobile."

Revenue:

Revenue in the fourth quarter of 2011 was $24.5 million as compared to $36.0 million in the fourth quarter of 2010. Managed services revenue for the quarter decreased $0.3 million, or 1%, and professional services revenue decreased $11.2 million, or 105%, compared to the prior year period. Mobile Marketing and Advertising revenue was $5.9 million for the fourth quarter of 2011.

For full year 2011, revenue decreased $11.7 million, or 9%, to $121.7 million from $133.4 million for 2010. Managed services revenue for 2011 was $105.1 million compared to $93.3 million in 2010, while professional services revenue was $16.5 million compared to $40.1 million in 2010. The year-over-year decrease in revenue is primarily attributable to the $23.6 million decrease of professional services revenue, partially offset by the $11.8 million increase of managed services revenue.

Impairment and Restructuring Charges:

Fourth quarter 2011 results include $0.4 million of impairment and $0.2 million in restructuring charges. Full year 2011 results include $162.7 million of impairment related to goodwill and certain tangible and intangible assets and $5.3 million in restructuring charges. The restructuring charges relate primarily to severance payments and stock-based compensation charges associated with the acceleration of equity awards given to employees that were terminated.

Net Income (Loss):

Net loss for the fourth quarter of 2011 was $(10.5) million, compared with net income of $2.9 million for the fourth quarter of 2010. Net loss per share was $(0.23) compared to a net income of $0.06 per share for the fourth quarter of 2010.

For full year 2011, net loss was $(195.4) million, compared with net loss of $(7.0) million for 2010. Net loss per share was $(4.36) compared to a net loss of $(0.88) per share for 2010.

Adjusted EBITDA:

Adjusted EBITDA loss for the fourth quarter of 2011 was $(2.7) million, as compared to Adjusted EBITDA of $9.4 million in the fourth quarter of 2010. The decrease in Adjusted EBITDA was primarily due to $11.5 million of decreased revenue and the inclusion of results for the acquired Adenyo business which operated at an Adjusted EBITDA loss for the period. Adjusted EBITDA loss for the full year 2011 was $(2.1) million, as compared to Adjusted EBITDA of $27.9 million for 2010.

The following table reconciles Adjusted EBITDA to net loss for the quarter and year ended December 31, 2011:

	Q4 2011	FY 2011
	(in millions)	(in millions)
Net loss	$ (10.5)	$ (195.4)
Other income (expense), net	0.4	0.5
Provision for income taxes	1.4	(5.9)
Depreciation and amortization	4.0	17.3
Restructuring	0.2	5.3
Impairment charges	0.4	162.7
Stock-based compensation	1.2	7.2
Acquisition transaction and integration costs	0.2	6.2
Adjusted EBITDA	$ (2.7)	$ (2.1)

Adjusted Net Income (Loss):

Adjusted Net Loss for the fourth quarter of 2011 was $(6.3) million, or $(0.14) of Adjusted EPS1, compared to Adjusted Net Income of $5.7 million, or $0.14 of Adjusted EPS, for the fourth quarter of 2010. The year-over-year decline in Adjusted Net Income is primarily due to $11.5 million of decreased revenue and the inclusion of results for the Adenyo business which operated at an Adjusted Net Loss for the period. Adjusted Net Loss for the full year 2011 was $(17.1) million, or $(0.38) of Adjusted EPS, as compared to Adjusted Net Income of $16.0 million, or $0.39 of Adjusted EPS, for 2010.

The following table reconciles Adjusted Net Income to net loss for the quarter and year ended December 31, 2011:

	Q4 2011	FY 2011
	(in millions)	(in millions)
Net loss	$ (10.5)	$ (195.4)
Amortization of purchased intangibles	1.0	3.3
Restructuring	0.2	5.3
Impairment charges	0.4	162.7
Stock-based compensation	1.2	7.2
Non-cash tax expense	1.2	(6.4)
Fair value adjustment of warrants in other income	--	--
Acquisition transaction and integration costs	0.2	6.2
Adjusted Net Loss	$ (6.3)	$ (17.1)

Balance Sheet

Motricity ended the fourth quarter and full year 2011 with $13.2 million of cash and cash equivalents. The Company recently extended its $20 million term loan financing until August 2013. Management believes that is has sufficient capital on-hand to fund operations, however the Company is continuing to review strategic alternatives, including financing options and a sale of all or parts of the business.

 1Adjusted EPS reflects Adjusted Net Income divided by Adjusted Shares Outstanding. See the Use of Non-GAAP Measures section for related reconciliations.

Conference Call and Webcast Information:

The Motricity fourth quarter and fiscal year 2011 teleconference and webcast is scheduled to begin at 2:00 p.m., Pacific Time, on Thursday, March 1, 2012. To participate on the live call, analysts and investors should dial 877-941-4774 at least ten minutes prior to the call. Motricity will also offer a live and archived webcast of the conference call, accessible from the "Investors" section of the Company's website at www.motricity.com.

Supplemental Data Schedule

	March 31, 2010	June 30, 2010	September 30, 2010	December 31, 2010	March 31, 2011	June 30, 2011	September 30, 2011	December 31, 2011

Revenue
Managed services	$ 20.9	$ 21.9	$ 25.2	$ 25.3	$ 26.3	$ 27.6	$ 26.3	$ 25.0
Professional services	8.2	8.5	12.7	10.7	5.9	7.0	4.1	(0.5)
Total revenues	$ 29.1	$ 30.4	$ 37.9	$ 36.0	$ 32.2	$ 34.6	$ 30.4	$ 24.5

Revenue details

Managed services	$ 18.3	$ 19.4	$ 21.7	$ 20.0	$ 20.3	$ 19.3	$ 19.1	$ 18.1
Professional services	7.9	7.3	3.8	4.1	1.6	2.5	0.6	1.2
Total North American carrier revenue	26.2	26.7	25.5	24.1	21.9	21.8	19.7	19.3

Managed services	0.2	0.1	1.2	3.0	3.9	3.4	1.3	2.1
Professional services	0.2	1.2	8.9	6.6	4.2	3.7	2.3	(2.8)
Total international carrier revenue	0.4	1.3	10.1	9.6	8.1	7.1	3.6	0.7

Managed services	2.4	2.4	2.3	2.3	2.1	4.9	5.9	4.8
Professional services	0.1	--	--	--	0.1	0.8	1.2	1.1
Total mobile marketing and advertising revenue	2.5	2.4	2.3	2.3	2.2	5.7	7.1	5.9

Percentage of managed services revenue that varies with number of users and transactions	52%	55%	60%	60%	61%	63%	60%	60%

Adjusted EBITDA	$ 3.1	$ 6.3	$ 9.0	$ 9.4	$ 5.3	$ 6.4	$ (11.1)	$ (2.7)
Adjusted EBITDA margin	11%	21%	24%	26%	16%	18%	-37%	-11%
Adjusted Net Income (Loss)	$ 0.5	$ 3.7	$ 6.1	$ 5.7	$ 1.3	$ 2.0	$ (14.1)	$ (6.3)
Adjusted Net Income (Loss) margin	2%	12%	16%	16%	4%	6%	-46%	-26%

Adjusted EPS (using Adjusted Shares Outstanding)	$ 0.01	$ 0.09	$ 0.15	$ 0.14	$ 0.03	$ 0.04	$ (0.31)	$ (0.14)

Capital expenditures
Purchased property and equipment	$ (1.2)	$ (3.2)	$ (0.9)	$ (3.0)	$ (4.6)	$ (2.7)	$ (2.0)	$ (0.3)
Capitalization of software development costs	$ (1.2)	$ (2.8)	$ (2.7)	$ (2.4)	$ (2.2)	$ (2.8)	$ (1.2)	$ (1.4)

Use of Non-GAAP Measures

This press release includes non-GAAP financial measures such as Adjusted EBITDA, Adjusted Net Income, and Adjusted EPS (Adjusted Net Income per Adjusted Shares Outstanding). Adjusted EBITDA, Adjusted Net Income and Adjusted EPS are not measures of financial performance or liquidity calculated in accordance with accounting principles generally accepted in the U.S., referred to herein as GAAP, and should be viewed as a supplement to, not a substitute for, our results of operations presented on the basis of GAAP. Reconciliations of each of these non-GAAP financial measures to the most directly comparable GAAP financial measures are detailed in tables below.

Our non-GAAP measures should be read in conjunction with the corresponding GAAP measures. Adjusted EBITDA and Adjusted Net Income have limitations as analytical tools and you should not consider them in isolation from, or as a substitute for, analysis of our results as reported in accordance with GAAP. Adjusted EBITDA and Adjusted Net Income do not purport to represent cash flow provided by, or used in, operating activities as defined by GAAP.

We define Adjusted EBITDA as net income (loss) before interest expense, provision for income taxes, depreciation and amortization, restructuring expenses, asset impairments and stock-based compensation expense, acquisition transaction and integration costs, interest income and other income (expense), net. We define Adjusted Net Income as net income (loss) before amortization of purchased intangibles, stock compensation expense, restructuring expenses, asset impairments, acquisition transaction and integration costs, non-cash tax expense and the impact from changes in the fair value of warrants. We define Adjusted EPS as Adjusted Net Income divided by Adjusted Shares Outstanding.  Adjusted Shares Outstanding reflect the weighted-average common shares outstanding as if the IPO and other adjustments occurred at the beginning of the respective period and also reflect the Series H preferred stock as if it is converted to common stock at the beginning of the relevant period. All outstanding shares of the Series H preferred stock have converted to common stock as of January 3, 2011. Furthermore, Adjusted EBITDA, Adjusted Net Income and Adjusted EPS are not necessarily comparable to similarly-titled measures reported by other companies.

We believe Adjusted EBITDA, Adjusted Net Income and Adjusted EPS are useful to management, investors and other users of our financial statements in evaluating our operating performance because these financial measures are an additional tool to compare business performance across companies and across periods. We believe that:

  Adjusted EBITDA is often used by investors to measure a company's operating performance without regard to items such as interest expense, taxes, depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired; and
  investors commonly use Adjusted EBITDA and Adjusted Net Income to eliminate the effect of restructuring, acquisitions and stock-based compensation expenses, which vary widely from company to company and impair comparability.

We use Adjusted EBITDA and Adjusted Net Income:

  as measures of operating performance to assist in comparing performance from period to period on a consistent basis;
  as measures for planning and forecasting overall expectations and for evaluating actual results against such expectations;
  as primary measures to review and assess the operating performance of our company and management team in connection with our executive compensation plan incentive payments; and
  in communications with our board of directors, stockholders, analysts and investors concerning our financial performance.

The following is a reconciliation of Adjusted EBITDA to net income (loss), the most directly comparable GAAP measure, for each of the quarters ended:

	March 31, 2010	June 30, 2010	September 30, 2010	December 31, 2010	March 31, 2011	June 30, 2011	September 30, 2011	December 31, 2011
	(in millions)
Net income (loss)	$ (1.5)	$ (11.6)	$ 3.3	$ 2.9	$ (6.1)	$ (4.3)	$ (174.5)	$ (10.5)
Other income (expense), net	0.3	(3.8)	----	0.2	--	--	0.1	0.4
Provision for income taxes	0.5	0.5	0.7	0.5	0.5	0.2	(8.0)	1.4
Depreciation and amortization	2.9	3.0	3.0	3.5	4.4	5.5	3.4	4.0
Restructuring	0.4	--	--	--	0.3	0.2	4.6	0.2
Impairment charges	--	--	--	--	--	--	162.3	0.4
Stock-based compensation	0.5	18.2	2.0	2.3	2.1	2.7	1.2	1.2
Acquisition transaction and integration costs	--	--	--	--	4.1	2.1	(0.2)	0.2
Adjusted EBITDA	$ 3.1	$ 6.3	$ 9.0	$ 9.4	$ 5.3	$ 6.4	$ (11.1)	$ (2.7)

*- Stock-based compensation for the quarter ended June 30, 2010 includes $17.5 million related to vesting of restricted stock granted previously based upon completion of Motricity's initial public offering.

The following is a reconciliation of Adjusted Net Income to net income (loss), the most directly comparable GAAP measure, for each of the quarters ended:

	March 31, 2010	June 30, 2010	September 30, 2010	December 31, 2010	March 31, 2011	June 30, 2011	September 30, 2011	December 31, 2011
	(in millions)
Net income (loss)	$ (1.5)	$ (11.6)	$ 3.3	$ 2.9	$ (6.1)	$ (4.3)	$ (174.5)	$ (10.5)
Amortization of purchased intangibles	0.4	0.4	0.4	0.4	0.4	1.3	0.6	1.0
Restructuring	0.4	--	--	--	0.3	0.2	4.6	0.2
Impairment charges	--	--	--	--	--	--	162.3	0.4
Stock-based compensation	0.5	18.2	2.0	2.3	2.1	2.7	1.2	1.2
Non-cash tax expense	0.5	0.5	0.4	0.1	0.5	--	(8.1)	1.2
Fair value adjustment of warrants in other income	0.2	(3.8)	--	--	--	--	--	--
Acquisition transaction and integration costs	--	--	--	--	4.1	2.1	(0.2)	0.2
Adjusted Net Income (Loss)	$ 0.5	$ 3.7	$ 6.1	$ 5.7	$ 1.3	$ 2.0	$ (14.1)	$ (6.3)

*- Stock-based compensation for the quarter ended June 30, 2010 includes $17.5 million related to vesting of restricted stock granted previously based upon completion of Motricity's initial public offering.

The following is a reconciliation of Adjusted EPS to EPS, the most directly comparable GAAP measure, for each of the quarters ended:

	March 31, 2010	June 30, 2010	September 30, 2010	December 31, 2010	March 31, 2011	June 30, 2011	September 30, 2011	December 31, 2011
Net income (loss) per share	$ (1.38)	$ (1.95)	$ 0.07	$ 0.06	$ (0.15)	$ (0.09)	$ (3.80)	$ (0.23)
Accretion of redeemable preferred stock and preferred stock dividends	1.11	0.66	0.01	0.01	--	--	--	--
Amortization of purchased intangibles	0.07	0.04	0.01	0.01	0.01	0.03	0.01	0.02
Restructuring	0.07	--	--	--	0.01	--	0.10	0.01
Impairment charges		--	--	--	--	--	3.53	0.01
Stock-based compensation	0.09	2.04	0.05	0.06	0.05	0.06	0.03	0.03
Non-cash tax expense	0.08	0.05	0.01	0.01	0.01	--	(0.18)	0.02
Fair value adjustment of warrants in other income	0.05	(0.43)	--	--	--	--	--	--
Acquisition transaction and integration costs	--	----	--	--	0.10	0.04	--	--
Share count adjustments assuming IPO occurred at the beginning of the year	(0.08)	(0.32)	(0.01)	(0.01)	--	--	--	--
Adjusted EPS	$ 0.01	$ 0.09	$ 0.15	$ 0.14	$ 0.03	$ 0.04	$ (0.31)	$ (0.14)

The following is a reconciliation of Adjusted Shares Outstanding to Basic Shares Outstanding, the most directly comparable GAAP measure, for each of the quarters ended:

	March 31, 2010	June 30, 2010	September 30, 2010	December 31, 2010	March 31, 2011	June 30, 2011	September 30, 2011	December 31, 2011
	(in millions)
Basic shares outstanding for the quarter ended	5.7	8.9	38.0	38.6	42.3	45.3	45.9	46.0
Assume IPO occurred at the beginning of the year	6.0	5.1	--	--	--	--	--	--
Assume preferred stock conversion occurred at the beginning of the year	26.1	23.8	--	--	--	--	--	--
As converted impact of Series H	2.4	2.4	2.4	2.4	--	--	--	--
Vested restricted stock	0.8	0.9	1.0	1.0	--	--	--	--
Adjusted Shares Outstanding for the quarter ended	41.0	41.1	41.4	42.0	42.3	45.3	45.9	46.0

Forward-Looking Statements

Statements made in this release and related statements that express Motricity's or its management's intentions, indications, beliefs, expectations, guidance, estimates, forecasts or predictions of the future constitute forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995, and relate to matters that are not historical facts. They include, without limitation, statements regarding: our view of general economic and market conditions and opportunities in mobile; our exploration and review of strategic and financing options; estimates of impairment charges and our ability to develop, produce, market, license or sell our products, solutions and services, compete domestically and internationally, reduce or control expenses and the effects thereof, improve efficiency, realign resources, continue operational improvement, and about the applicability of accounting policies used in our financial reporting. These statements represent beliefs and expectations only as of the date they were made. We may elect to update forward-looking statements but we expressly disclaim any obligation to do so, even if our beliefs and expectations change. Actual results may differ from those expressed or implied in our forward-looking statements.

Such forward-looking statements involve and are subject to certain risks and uncertainties that may cause our actual results to differ materially from those discussed in a forward looking statement. These include, but are not limited to: the sufficiency of our liquidity and capital resources and our ability to raise additional capital or generate the cash flows necessary to repay our term loan; our reliance on a limited number of customers for a substantial portion of our revenues, including the pressures on pricing and contract terms from customers with substantial purchasing power and further consolidations in the telecommunications industry; our ability to realign our business to focus on our mobile advertising and enterprise business and obtain customers for that business; the highly competitive nature of the mobile services industry in which many of our competitors have significantly greater resources, which they are using to support significantly discounted pricing; the rapid technological changes in the mobile data services industry, which could render our existing services obsolete; our ability to attract and retain key employees and qualified personnel; impact of the recent departure of members of our executive team and our ongoing leadership transition; our ability to recognize the expected benefits from the reduction in force implemented in 2011 and the beginning of 2012; the possibility that the process of exploring strategic or financing options will not lead to any strategic transaction or additional financing on favorable terms or at all and the length, complexity and cost of such process; risks of new product offerings reducing our customers' influence over access to mobile data services; our ability to integrate our acquisition of Adenyo and any future acquisitions and business combinations effectively; the impact of worldwide economic conditions and related uncertainties and the health of and prospects for the overall mobile services industry; risks related to the use and protection of proprietary information, including our ability to safeguard third party confidential information; our ability to develop strategies to address our markets successfully and to meet customer demands with respect to products, services, support and service level commitments; disruptions in datacenters services and other capacity constraints; uncertainties inherent in the development of new products and services and the enhancement of existing products and services, including technical risks, cost overruns and delays; our ability to tailor our complex solutions to our customers' needs; our ability to utilize net operating losses; our ability to maintain proper and effective internal controls; our reliance on third parties to develop content and applications, customer acceptance of such offerings and our liability with respect to such content; undetected software errors in our products and indemnity obligations and claims relating to our products and services; our ability to manage growth; impairment losses related to goodwill, intellectual property and equipment; risks and diversion of resources related to the litigation against us and our current and former directors and officers; actual or perceived security vulnerabilities in mobile devices; the impact of changing governmental regulations and our ability to comply therewith; risks related to the commercialization of open source software we use; the influence and control our principal stockholder may exert; and other uncertainties described more fully in our filings with the Securities and Exchange Commission.

About Motricity

Motricity (Nasdaq:MOTR) empowers mobile operators, brands and advertising agencies to maximize the reach and economic potential of the mobile ecosystem through the delivery of relevance-driven merchandising, marketing and advertising solutions. Motricity leverages advanced predictive analytics capabilities to deliver the right content, to the right person at the right time. Motricity provides their entire suite of mobile data service solutions through one, integrated, highly scalable managed service platform. Motricity's unique combination of technology, expertise and go-to-market approach delivers return-on-investment for our mobile operator, brand and advertising agency customers. For more information, visit www.motricity.com or follow @motricity on Twitter.

The Motricity, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=7813

Motricity, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except share data)
(unaudited)

	December 31, 2011	December 31, 2010
Assets
Current assets
Cash and cash equivalents	$ 13,225	$ 78,519
Restricted short-term investments	434	335
Accounts receivable, net of allowance for doubtful accounts of $1,300 and $446 respectively	45,384	29,438
Prepaid expenses and other current assets	6,097	6,698
Total current assets	65,140	114,990
Property and equipment, net	16,415	24,339
Goodwill	25,928	74,658
Intangible assets, net	10,120	17,693
Other assets	509	134
Total assets	$ 118,112	$ 231,814

Liabilities, redeemable preferred stock and stockholders' equity
Current liabilities
Accounts payable and accrued expenses	$ 37,381	$ 16,822
Accrued compensation	5,956	13,666
Deferred revenue, current portion	2,081	746
Debt facilities, current portion	20,902	--
Other current liabilities	1,145	981
Total current liabilities	67,465	32,215
Deferred revenue, net of current portion	--	131
Deferred tax liability	262	5,328
Debt facilities, net of current portion	474	--
Other non-current liabilities	786	714
Total liabilities	68,987	38,388

Redeemable preferred stock	--	49,862

Stockholders' equity
Common stock, $0.001 par value, 625,000,000 shares authorized; 46,226,797 and 40,721,754 shares issued and outstanding as of December 31, 2011 and 2010, respectively	46	41
Additional paid-in capital	570,331	467,565
Accumulated deficit	(519,480)	(324,088)
Accumulated other comprehensive income (loss)	(1,772)	46
Total stockholders' equity	49,125	143,564

Total liabilities, redeemable preferred stock and stockholders' equity	$ 118,112	$ 231,814

Motricity, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except share data and per share amounts)
(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2011	2010	2011	2010
Revenues
Managed services	$ 25,022	$ 25,298	$ 105,102	$ 93,292
Professional services	(541)	10,707	16,548	40,087
Total revenues	24,481	36,005	121,650	133,379

Operating expenses
Direct third party expenses	4,954	5,031	19,398	17,044
Datacenter and network operations, excluding depreciation	6,778	7,624	26,491	30,749
Product development and sustainment, excluding depreciation	6,604	5,766	38,110	25,955
Sales and marketing, excluding depreciation	4,327	3,453	18,684	13,769
General and administrative, excluding depreciation	5,772	6,975	28,346	41,034
Depreciation and amortization	3,971	3,515	17,246	12,595
Impairment charges	419	--	162,724	--
Acquisition transaction and integration costs	170	--	6,165	--
Restructuring	214	--	5,348	407
Total operating expenses	33,209	32,364	322,512	141,553
Operating income (loss)	(8,728)	3,641	(200,862)	(8,174)

Other income (expense), net
Other income (expense)	77	(190)	93	3,357
Interest and investment income, net	1	(1)	28	3
Interest expense	(455)	(111)	(644)	(111)
Other income, net	(377)	(302)	(523)	3,249
Loss before income taxes	(9,105)	3,339	(201,385)	(4,925)
Provision for income taxes	1,339	487	(5,993)	2,090
Net income (loss)	(10,444)	2,852	(195,392)	(7,015)
Accretion of redeemable preferred stock	--	(78)	--	(12,093)
Series H redeemable preferred stock dividends	--	(425)	--	(868)
Series D1 preferred dividends	--	--	--	(332)
Net income (loss) attributable to common stockholders	$ (10,444)	$ 2,349	$ (195,392)	$ (20,308)

Net income (loss) per share attributable to common stockholders - basic	($0.23)	$0.06	($4.36)	($0.88)
Net income (loss) per share attributable to common stockholders - basic and diluted	($0.23)	$0.06	($4.36)	($0.88)
Weighted-average common shares outstanding - basic	45,957,314	38,598,211	44,859,734	22,962,555
Weighted-average common shares outstanding - diluted	45,957,314	39,675,866	44,859,734	22,962,555
CONTACT:  Media Contact:
          Meghan Graves
          425-638-8211
          Meghan.Graves@motricity.com

          Investor Relations Contact:
          Alex Wellins
          (415) 217-5861
          alex@blueshirtgroup.com